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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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HMN FINANCIAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1016 Civic Center Drive N.W.
Rochester, Minnesota 55901-6057
(507) 535-1200

March 12, 2004

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Rochester Golf & Country Club, located at 3100 W. Country Club Road, Rochester, Minnesota on Tuesday, April 27, 2004 at 10:00 a.m., local time.

        The Secretary's Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we also will review the activities of the past year and items of general interest about the Company.

        We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please vote your proxy by telephone or mark, date and sign the enclosed proxy card and return it in the accompanying postage-paid reply envelope as quickly as possible, even if you plan to attend the Annual Meeting. If you later desire to revoke the proxy, you may do so at any time before it is exercised.

Sincerely,

Michael McNeil President

HMN FINANCIAL, INC.

Notice of Annual Meeting of Stockholders
to be held on
April 27, 2004

        Notice is hereby given that the Annual Meeting of Stockholders of HMN Financial, Inc. (the "Company") will be held at the Rochester Golf & Country Club, located at 3100 W. Country Club Road, Rochester, Minnesota, at 10:00 a.m., local time, on April 27, 2004.

        A Proxy Card and a Proxy Statement for the Meeting are enclosed.

        The Meeting is for the purpose of considering and acting upon:

  1.
  the election of three directors of the Company;

  2.
  the ratification of the appointment of KPMG LLP as the auditors of the Company for the fiscal year ending December 31, 2004; and

  such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. As of the date of this Notice, the Board of Directors is not aware of any other business to come before the Meeting.

        Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on March 2, 2004 are the stockholders entitled to receive notice of and to vote at the Meeting and any adjournments or postponements thereof.

        A complete list of stockholders entitled to vote at the Meeting is available for examination by any stockholder, for any purpose germane to the Meeting, between 9:00 a.m. and 5:00 p.m., at HMN Financial, Inc., 1016 Civic Center Drive NW, Rochester, Minnesota 55901-6057 for a period of ten days prior to the Meeting.

        Your proxy is important to ensure a quorum at the Meeting. Even if you own only a few shares, and whether or not you expect to be present at the Meeting, please vote your proxy by telephone or mark, date and sign the enclosed proxy card and return it in the accompanying postage-paid reply envelope as quickly as possible. You may revoke your proxy at any time prior to its exercise, and returning your proxy will not affect your right to vote in person if you attend the Meeting and revoke the proxy.

BY ORDER OF THE BOARD OF DIRECTORS,

Cindy K. Hamlin Secretary
Rochester, Minnesota March 12, 2004

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of HMN Financial, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders (the "Meeting"), which will be held at the Rochester Golf & Country Club, located at 3100 W. Country Club Road, Rochester, Minnesota, on April 27, 2004 at 10:00 a.m., local time, and any adjournments or postponements of the Meeting. The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to stockholders on or about March 12, 2004.

        Certain information provided herein relates to Home Federal Savings Bank (the "Bank"), a wholly-owned subsidiary of the Company.

Vote Required and Proxy Information

        All shares of the Company's common stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies, duly delivered to the Secretary of the Company prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions specified on the proxies. If no instructions are indicated, properly executed proxies will be voted for the proposals set forth in this Proxy Statement. As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any matters, other than those described in the Notice of Annual Meeting and this Proxy Statement, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have, to the extent permitted by law, the discretion to vote on such matters in accordance with their best judgment.

        Provided a quorum is present at the Meeting, (i) directors shall be elected by a plurality of the votes cast at the Meeting and (ii) a majority of the votes cast shall be the act of the stockholders with respect to all other matters considered at the Meeting. Broker non-votes are not considered as votes for or against a proposal.

        A majority of the shares of the Common Stock outstanding and entitled to vote shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum at the Meeting. If a quorum is not present at the Meeting, the chairman of the Meeting, or the stockholders present, by vote of a majority of the votes cast by stockholders present in person or represented by proxy and entitled to vote, may adjourn the Meeting, and at any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the Meeting as originally called.

        A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with Cindy K. Hamlin, the Secretary of the Company, at or before the Meeting a written notice of revocation bearing a later date than the date on the proxy or (ii) duly executing a proxy dated a later date than the earlier proxy and relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting.

        The Common Stock of the Company is the only authorized and outstanding voting security of the Company. Stockholders of record as of the close of business on March 2, 2004 will be entitled to one vote for each share of Common Stock then held. As of March 2, 2004, the Company had 4,535,280 shares of Common Stock issued and outstanding. The number of issued and outstanding shares excludes 4,593,382 shares held in the treasury of the Company.

Security Ownership of Management and Certain Beneficial Owners

        The following table sets forth, as of March 2, 2004 (except as noted in the footnotes to the table), the beneficial ownership of: (i) each stockholder known by management to beneficially own more than five percent of the outstanding Common Stock of the Company, (ii) the Company's President and each executive officer who made more than $100,000 during 2003 (the "Named Officers") and (iii) all directors, director nominees and executive officers of the Company as a group. Unless otherwise indicated in the footnotes to this table, the listed beneficial owner has sole voting power and investment power with respect to the shares of Common Stock.

Name and Address (if required) of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares
HMN Financial, Inc. Employee Stock Ownership Plan 1016 Civic Center Drive N.W. Rochester, Minnesota 55901-6057(1)	871,701	19.40%
Jeffrey L. Gendell Tontine Financial Partners, L.P. Tontine Management, L.L.C. Tontine Overseas Associates, L.L.C. 55 Railroad Avenue, 3rd Floor Greenwich, Connecticut 06830(2)	421,729	9.70%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401(3)	273,700	6.09%
Directors, director nominees and executive officers
Duane D. Benson(4)	23,650	*
Allan R. DeBoer(5)	17,700	*
Michael J. Fogarty(6)	6,500	*
Timothy R. Geisler(7)	10,100	*
Dwain C. Jorgensen(8)	69,711	1.53%
Susan K. Kolling(9)	55,491	1.22%
Malcolm W. McDonald	200	*
Michael McNeil(10)	75,958	1.65%
Mahlon C. Schneider(11)	9,200	*
Roger P. Weise(12)	91,566	2.01%
All directors, director nominees and executive officers of the Company as a group (11 persons)(13)	367,110	7.88%

*
Less than 1% Owned

(1)
As reported on a Schedule 13G/A dated February 10, 2004 and filed on February 10, 2004. The amount reported represents shares of Common Stock held by the HMN Financial, Inc. Employee Stock Ownership Plan (the "ESOP"). As reported on a Form 5 dated February 9, 2004 and filed February 6, 2004, 275,588 of the 871,701 shares of Common Stock beneficially owned by the ESOP have been allocated to accounts of participants. First Bankers Trust Company, Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares of Common Stock held by the ESOP. First Bankers Trust expressly disclaims beneficial ownership of such shares. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares of Common Stock allocated to their accounts under the ESOP. Unallocated shares or allocated shares for which no voting instructions are received are voted by the trustee in the same proportion as allocated shares for which instructions have been received from participants.

(2)
As reported on a Schedule 13D/A dated May 28, 2003 and filed on May 30, 2003. Tontine Financial Partners, L.P. ("TFP") holds shares of Common Stock directly, and Tontine Management, L.L.C. ("TM") is the general partner to TFP. Tontine Overseas Associates, L.L.C. ("TOA"), is the investment manager to TFP Overseas Fund, Ltd., which holds shares of Common Stock directly. Mr. Gendell serves as the managing member of TM and TOA.

(3)
As reported on a Schedule 13G/A dated February 6, 2004 and filed February 6, 2004. Dimensional Fund Advisors, Inc. is an investment adviser. The amount reported represents shares of Common Stock held in various advisory accounts. No such account has an interest relating to more than 5% of the outstanding shares of Common Stock. Dimensional Fund Advisors, Inc. exercises sole voting and dispositive power with respect to all the shares.

(4)
Includes 1,400 shares of Common Stock held directly, 4,250 shares of Common Stock held by Mr. Benson's spouse and 18,000 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of March 2, 2004.

(5)
Includes 2,700 shares of Common Stock held directly and 15,000 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of March 2, 2004.

(6)
Includes 500 shares of Common Stock held in a fiduciary capacity and 6,000 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of March 2, 2004.

(7)
Includes 260 shares of Common Stock held jointly with his spouse, 840 shares of Common Stock held by Mr. Geisler's IRA account, and 9,000 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of March 2, 2004.

(8)
Includes 48,452 shares of Common Stock held jointly with his spouse, 3,873 shares of Common Stock held by Mr. Jorgensen's IRA account, 1,877 shares of Common Stock held by the IRA account of Mr. Jorgensen's spouse, 3,420 shares of Common Stock under the Bank's 401(k) Plan, and 12,089 shares of Common Stock allocated to Mr. Jorgensen's ESOP account.

(9)
Includes 41,681 shares of Common Stock held directly, 9,937 shares of Common Stock allocated to Ms. Kolling's ESOP account, 3,873 shares of Common Stock held under the Bank's 401(k) Plan.

(10)
Includes 5,000 shares of Common Stock held directly, 10,471 shares of Common Stock held by Mr. McNeil's IRA account, 5,361 shares of Common Stock allocated to Mr. McNeil's ESOP account, 5,126 shares held under the Bank's 401(k) Plan and 50,000 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of March 2, 2004.

(11)
Includes 200 shares of Common Stock held directly and 9,000 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of March 2, 2004.

(12)
Includes 41,882 shares of Common Stock held directly, 47,584 shares of Common Stock held in a fiduciary capacity, 2,100 shares of Common Stock held by Mr. Weise's spouse's IRA.

(13)
Includes shares of Common Stock held directly, as well as shares of Common Stock held jointly with family members (if such shares are deemed to be beneficially owned by the director or officer), shares of Common Stock held in retirement accounts, shares of Common Stock held by such individuals in their accounts under the Bank's 401(k) Plan, shares of Common Stock allocated to the ESOP accounts of the group members, shares of Common Stock held in a fiduciary capacity or by certain family members, shares covered by options which are currently exercisable or exercisable within 60 days of March 2, 2004 and shares of Common Stock with restrictions that will lapse within 60 days of March 2, 2004, with respect to which shares the group members may be deemed to have sole or shared voting and/or investment power.

PROPOSAL I—ELECTION OF DIRECTORS

        The Company's Certificate of Incorporation provides that the Company's Board of Directors shall fix the number of directors from time to time. On January 28, 2004, the Board of Directors adopted a resolution stating that the Board of Directors shall consist of up to nine members. The Board of Directors is divided into three classes. Due to the expiration of the term of three members of the Board of Directors, the Board of Directors has nominated Mr. Fogarty, Ms. Kolling and Mr. McDonald for election as members of the Board of Directors to serve for the terms indicated. Mr. Weise's term as a director is expiring and he will serve as a director emeritus following the 2004 Annual Meeting of Stockholders. Mr. Fogarty, Ms. Kolling and Mr. McDonald have each been nominated to serve a term of three years, or until their respective successors shall have been elected and shall qualify. Mr. McDonald was recommended to the Board of Directors as a director nominee by a non-employee director.

        It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified in the preceding paragraph. If any nominee is unable to serve, the shares of Common Stock represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees, if elected, might be unable to serve. Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

        The business experience of each director and director nominee is set forth below.

Director Nominees:

  Term Expiring in 2007

  Michael J. Fogarty, age 65.

        Mr. Fogarty has been a director of the Company since 2002. For over 20 years, Mr. Fogarty has been an insurance agent with C.O. Brown Agency, Inc., an insurance agency located in Rochester, Minnesota. He also currently serves as Chairman for the Board for C.O. Brown Agency, Inc.

  Susan K. Kolling, age 52.

        Ms. Kolling has been a director of the Company since 2001. Ms. Kolling served as a Vice President of the Bank from 1992 to 1994 and has served as a Senior Vice President of the Bank since 1995. Ms. Kolling has served as a Vice President since June 1993 and a director since April 1996 of Osterud Insurance Agency, Inc., a wholly owned subsidiary of the Bank. In addition, since January 1997, Ms. Kolling has been an owner of Kolling Family Corp. which is doing business as Valley Home Improvement, a retail lumber yard and KBM Developers LLC, a townhouse development company. Ms. Kolling began her employment with the Bank in 1969.

  Malcolm W. McDonald, age 67.

        Mr. McDonald is a director nominee. From 1977 until his retirement in 2002, he served as a director and Senior Vice President of Space Center, Inc., an industrial real estate firm located in St. Paul, Minnesota. He also served as Vice President of First National Bank of St. Paul from 1960 to 1977. Mr. McDonald is a director of several private companies and a director or trustee of several nonprofit organizations.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.

Directors continuing in office after Annual Meeting:

  Term Expiring in 2005

  Timothy R. Geisler, age 52.

        Mr. Geisler has been chairman of the Board of Directors of the Company since 2001, and has been a director of the Company since 1996. He is currently a unit manager for Mayo Foundation and had previously been Corporate Tax Unit Manager for Mayo Foundation from 1986 to 2000. Mr. Geisler has been a certified public accountant since 1976 and has had eight years of public accounting experience with a major public accounting firm. Mayo Foundation provides medical care and education in clinical medicine and medical sciences and conducts medical research through hospitals and clinics in Rochester, Minnesota; Jacksonville, Florida; Scottsdale, Arizona and other cities in the United States.

  Allan R. DeBoer, age 61.

        Mr. DeBoer has been a director of the Company since 1999. From 1988 until his retirement in 2001, Mr. DeBoer had been the Chief Executive Officer of RCS of Rochester, Inc., which does business as Rochester Cheese/Valley Cheese, a cheese processing company.

  Term Expiring in 2006

  Michael McNeil, age 56.

        Mr. McNeil has been a director of the Company since 1999 and the President of the Company since November 2000. Mr. McNeil has been the President and Chief Executive Officer of the Bank since January 1999 and a director of the Bank since April 1998. From April 1998 through December 1998, Mr. McNeil was the Senior Vice President Business Development of the Bank. Prior to joining the Bank, Mr. McNeil was the President and a director of Stearns Bank, N.A. in St. Cloud, Minnesota from August 1991 until March 1998.

  Duane D. Benson, age 58.

        Mr. Benson has been a director of the Company since 1997. From 1994 until his retirement in 2003, Mr. Benson was the executive director of the Minnesota Business Partnership, a non-profit public policy foundation comprised of 105 member companies. Mr. Benson's primary responsibilities included the management of governmental and public affairs for that organization. Mr. Benson served as a member of the Minnesota Legislature for 14 years prior to assuming his duties at the Minnesota Business Partnership.

  Mahlon C. Schneider, age 64.

        Mr. Schneider has been a director of the Company since 2000. Mr. Schneider has been Senior Vice President External Affairs and General Counsel of Hormel Foods Corporation since October 1999. From October 1990 to September 1999, Mr. Schneider was the Vice President and General Counsel of Hormel Foods Corporation. Since 2003, he has also been a director of the Hormel Foundation.

Directors Emeritus

        In 1996, the Board of Directors of the Company established a Directors Emeritus program. Any retiring director who has served as a director of the Company or the Bank for 12 or more years may be invited by the Board of Directors to be a director emeritus. Effective May 1, 2004, the Directors Emeritus program will not be offered to members of the Board of Directors who retire or leave the Board. A director emeritus attends and participates in regular meetings of the Board of Directors of the Company, but may not vote. Directors emeritus may not serve for more than five years. In consideration for serving as a director emeritus, such individual is paid a fee equal to the fee received by non-employee directors during such individual's last year of service to the Company or the Bank (excluding any fees paid for serving on any committee of the Board of Directors of the Company or the Bank). Each of Irma R. Rathbun and James B. Gardner has served as a director emeritus since 2000, and M.F. Schumann began serving as a director emeritus during 2001. Mr. Weise will begin serving as a director emeritus following the 2004 Annual Meeting of Stockholders.

Board of Directors' Meetings and Committees

        Board and Committee Meetings of the Company.    The Board of Directors of the Company held eight meetings during the year ended December 31, 2003. No incumbent director attended fewer than 75% of the total number of meetings held by the Board of Directors and by all committees of the Board of Directors on which such director served during the year. The Board has determined that each of Timothy R. Geisler, Duane D. Benson, Allan

R. DeBoer, Michael J. Fogarty and Mahlon C. Schneider has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of applicable Nasdaq listing standards.

        The Board of Directors of the Company has standing Audit, Compensation, Executive and Governance and Nominating Committees.

        The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee of the Company consists of Messrs. Benson, DeBoer, Schneider, Fogarty and Geisler (Chairman). The Board of Directors has determined that all members of the Audit Committee are "independent" as that term is defined in the applicable Nasdaq listing standards and regulations of the Securities and Exchange Commission and all members are financially literate as required by the applicable Nasdaq listing standards. In addition, the Board of Directors has determined that Mr. Geisler has the financial experience required by the applicable Nasdaq listing standards and is an "audit committee financial expert" as defined by applicable regulations of the Securities and Exchange Commission. The Audit Committee oversees the Company's financial reporting process by, among other things, reviewing and reassessing the Audit Committee Charter annually, recommending and taking action to oversee the independence of the independent accountants and selecting and appointing the independent accountants. The Audit Committee met nine times during 2003. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which was amended and restated on January 28, 2004 and is attached as Appendix A.

        The Compensation Committee of the Company reviews and reports to the Board of Directors on matters concerning compensation plans, the compensation of certain executives as well as administration of the Company's 2001 Omnibus Stock Plan (the "Omnibus Plan") and the 1995 Stock Option and Incentive Plan (the "1995 Stock Option Plan"). The current members of the Compensation Committee are Directors Benson, Geisler, Schneider, Fogarty and DeBoer (Chairman). The Board of Directors has determined that all members of the Compensation Committee are "independent" as that term is defined in the applicable Nasdaq listing standards. The responsibilities of Compensation Committee are set forth in the Compensation Committee Charter, which was adopted by the Board of Directors on January 28, 2004. This committee met four times during 2003.

        Until January 28, 2004, the entire Board of Directors acted as the Nominating Committee of the Company, This Nominating Committee met three times during 2003. On January 28, 2004, the Board of Directors reconstituted the Nominating Committee as a separately-designated standing Governance and Nominating Committee comprised of Benson, DeBoer and Schneider (Chairman). The Governance and Nominating Committee also replaces the Succession Planning Committee. The Board of Directors has determined that all members of the Governance and Nominating Committee are "independent" as that term is defined in the applicable Nasdaq listing standards. The Governance and Nominating Committee selects candidates as nominees for election as directors and advises and makes recommendations to the Board on other matters concerning directorship and corporate governance practices, including succession plans for the Company's executive officers. The responsibilities of the Governance and Nominating Committee are set forth in the Governance and Nominating Committee Charter adopted by the Board of Directors on January 28, 2004 and is attached as Appendix B.

        The Executive Committee of the Company acts on issues arising between regular Board of Directors' meetings. The Executive Committee possesses the powers of the full Board of Directors of the Company between meetings of the Company's Board of Directors. The Executive Committee is currently comprised of Directors McNeil, Geisler and Kolling. Directors Benson, DeBoer, Schneider, Weise and Fogarty serve as alternates on this committee. The Executive Committee did not meet during 2003.

Stockholder Communication with the Board of Directors and Director Attendance at Annual Meetings

        The Board provides a process for stockholders to send communications to the Board or any of the directors. Stockholders may send written communications to the Board or any of the directors c/o Chief Financial Officer, HMN Financial, Inc., 1016 Civic Center Drive, Rochester, Minnesota 55901-6057. All communications will be compiled by the Chief Financial Officer and submitted to the Board or the individual directors on a periodic basis.

        The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company's annual meetings of stockholders. The Company has always encouraged its directors to attend its annual meeting of stockholders and expects to continue this policy. In 2003, seven Company directors attended the Company's annual meeting of stockholders. The Board of Directors will consider formalizing its policy of encouraging director attendance at the Company's annual meeting of stockholders.

Procedures Regarding Director Candidates Recommended by Stockholders

        The Governance and Nominating Committee has adopted a policy that contemplates stockholders recommending and nominating director candidates, and will consider such candidates if the recommending stockholder follows the procedures set forth in the Company's Bylaws. The Company's Bylaws require that directors have their primary domicile in a county where the Bank has a full service branch. This requirement may be waived by a majority of the Board so long as a majority of the directors currently serving on the Board have their primary residence in a county where the Bank has a full service branch. In addition, a stockholder must be a stockholder of record at the time it gives its notice of recommendation and must be entitled to vote for the election of directors at the meeting at which such nominee will be considered. Generally, stockholder recommendations must be made pursuant to notice delivered to or mailed and received at the principal executive offices of the Company at least 90 days before the date of the meeting at which directors are to be elected. For more information regarding the submission of stockholder recommendations, please refer to the section entitled "Stockholder Proposals."

        The stockholder notice must set forth all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

        The Governance and Nominating Committee will review all nominees for director and recommend to the Board those nominees whose attributes it believes would be most beneficial to the Company. This assessment will include such issues as experience, integrity, competence, diversity, skills, and dedication in the context of the needs of the Board. Each individual is evaluated in the context of the Board as a whole, with the objective of recommending a group of nominees that can best perpetuate the success of the business and represent stockholder interest through the exercise of sound judgment based on diversity of experience in the various areas described.

        The Governance and Nominating Committee will consider director candidates recommended by stockholders in the same manner that it considers all director candidates.

Compensation Committee Interlocks and Insider Participation

        During 2003, the Company's Compensation Committee was comprised of Directors Benson, Geisler, Schneider, Fogarty and DeBoer (Chairman). None of the members is an executive officer, employee or former employee of the Company, and no interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

Director Cash Compensation

        During 2003, members of the Board of Directors of the Company and the Bank were paid the following fees for their services:

	Chairman of the Board	Non-employee Directors	Chairman of the Audit Committee
The Company
Monthly fee	$900	$300
Audit Committee attendance fee		$100	$300
Other committees of the Board attendance fee		$100
The Bank
Monthly fee	$1,800	$600
Board meeting attendance fee regular meetings	$450	$150
Board meeting attendance fee special meetings	$300	$100
Audit Committee monthly fee		$100	$300
Other committees of the Board		$100

        For 2004, members of the Board of Directors of the Company and the Bank will be paid increased fees in comparison to 2003. The annual retainer for service both as a director of the Company and the Bank is $15,000 for non-employee directors and $30,000 for the Chairman of the Board. In addition, non-employee directors other than the Chairman of the Board will be paid $500 for attending each meeting of the Board or Audit Committee, and $300 for attending any other committee meeting. The Chairman of the Board will receive $1,000 for attending each meeting of the Board or Audit Committee and $600 for attending any other committee meeting.

        The Company allows each member of the Board of Directors to elect to defer receipt of his or her fees until January 30 of the calendar year immediately following the date in which such member ceases to serve as a member of the Board of Directors. Deferred fees to be paid following a director's service may be paid over a yearly period not to exceed ten years, or over any other period as determined by the Board of Directors. The deferred fees earn interest at an interest rate equal to the Bank's cost of funds on November 30 of each year in which the fee is deferred. A director who is an officer or employee of the Company or the Bank receives no separate compensation for services as a director of the Company or the Bank.

Report of the Audit Committee

        The Audit Committee has (i) reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2003 with the Company's management; (ii) discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380); (iii) received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (iv) has discussed with the Company's independent accountants the independent accountants' independence. Based on the review and discussions with management and the Company's independent auditors referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

DUANE D. BENSON    ALLAN R. DEBOER    TIMOTHY R. GEISLER
MAHLON C. SCHNEIDER    MICHAEL J. FOGARTY

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2003, and fees billed for other services rendered by KPMG LLP.

	2003	2002
Audit Fees(1)	$110,000	$119,000
Audit-related fees(2)	$8,000	$5,800
Tax Fees(3)	$36,050	$161,300
All other fees
Information Security	$20,924	$15,251

Total	$174,974	$301,351

(1)
Audit fees in 2002 and 2003 consisted primarily of the annual audit and quarterly reviews of the Company's consolidated financial statements, statutory audit and assistance with and review of documents filed with the Securities and Exchange Commission.

(2)
Audit-related fees in 2002 and 2003 consisted of employee benefit plan audits.

(3)
Tax fees in 2002 consisted primarily of state tax planning which were approved by the Board of Directors prior to the start of the tax planning project. Tax fees in 2003 consisted of preparation of federal and state income tax returns and other tax related assistance.

        All Other Fees.    The Audit Committee pre-approved 100% of the services described above pursuant to engagements that occurred on or after May 9, 2003. The Audit Committee has determined that the provision of the above non-audit services was compatible with maintaining the independence of the Company's independent auditors.

        The Audit Committee's current practice on pre-approval of services performed by the independent auditors is to approve annually all audit services and, on a case-by-case basis, recurring permissible non-audit services to be provided by the independent auditors during the fiscal year. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor's independence. In addition, the Audit Committee may pre-approve other non-audit services during the year on a case-by-case basis.

EXECUTIVE COMPENSATION

        The Company has not paid any compensation to its executive officers since its formation. The Company does not presently anticipate paying any compensation to these officers until it becomes actively involved in the operation or acquisition of businesses other than the Bank. The following table sets forth the compensation paid or accrued by the Bank during the fiscal years indicated for services rendered by the Named Officers. No executive officers of the Bank other than Messrs. McNeil and Jorgensen and Ms. Kolling received cash compensation in excess of $100,000 during 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation(1)				Long Term Compensation
Name and principal position	Year	Salary		Bonus		Securities Underlying Options (#)(2)	All Other Compensation ($)(3)
Michael McNeil, President of the Company and Chief Executive Officer and President of the Bank	2003 2002 2001	$ $ $	200,000 200,000 200,000	$ $ $	100,200 25,500 20,150	5,000 23,316 -0-	$ $ $	22,512 21,868 20,361
Dwain C. Jorgensen, Senior Vice President, Operations	2003 2002 2001	$ $ $	95,000 95,000 95,000	$ $ $	9,650 500 8,417	3,580 12,500 -0-	$ $ $	11,561 11,968 12,773
Susan K. Kolling, Senior Vice President, Branch Coordinator	2003 2002 2001	$ $ $	108,289 75,433 72,061	$ $	10,150 3,020 -0-	3,780 9,189 -0-	$ $ $	12,289 8,176 7,685

(1)
During 2003, 2002 and 2001, none of Mr. McNeil, Mr. Jorgensen or Ms. Kolling received from the Company any benefits or perquisites that, in the aggregate, exceeded 10% of his salary and bonus or $50,000. The 2002 bonus amounts for Messrs. McNeil and Jorgensen and Ms. Kolling include $500 for a bonus awarded pursuant to the Home Federal Savings Bank Employee Preferred Stock Bonus Plan.

(2)
For 2003, Mr. McNeil received a grant of options on February 13, 2004, as a part of a 2003 bonus with an exercise price of $27.64, the average price per share of Common Stock on the Nasdaq National Market on February 13, 2004. One-fourth of these options vest on February 13, 2005, with the remaining three-fourths vesting in three equal installments on February 13, 2006, 2007 and 2008.

  Mr. Jorgensen and Ms. Kolling also received a grant of options on March 3, 2004, as part of a 2003 bonus with an exercise price of $27.66, the average price per share of Common Stock on the Nasdaq National Market on March 3, 2004. One-third of these options vest on March 3, 2005, with the remaining two-thirds vesting in two equal installments on March 3, 2006 and 2007.

(3)
The amounts for 2003 represent (a) contributions by the Bank in the amount of $3,052, $2,207 and $1,515 to the accounts of Messrs. McNeil and Jorgensen and Ms. Kolling, respectively, under the Bank's 401(k) Plan, (b) $19,052, $9,160 and $10,570, the value of shares of Common Stock allocated to the ESOP accounts of Messrs. McNeil and Jorgensen and Ms. Kolling, respectively, based on a market value of $24.29 per share of Common Stock on December 31, 2003 and (c) life insurance premiums in the amount of $408, $194 and $204 paid by the Company for the benefit of Messrs. McNeil and Jorgensen and Ms. Kolling, respectively.

  The amounts for 2002 represent (a) contributions by the Bank in the amount of $3,000, $2,150 and $959 to the accounts of Messrs. McNeil and Jorgensen and Ms. Kolling, respectively, under the Bank's 401(k) Plan, (b)

  $18,460, $9,624 and $7,074, the value of shares of Common Stock allocated to the ESOP accounts of Messrs. McNeil and Jorgensen and Ms. Kolling, respectively, based on a market value of $16.82 per share of Common Stock on December 31, 2002 and (c) life insurance premiums in the amount of $408, $194 and $143 paid by the Company for the benefit of Messrs. McNeil and Jorgensen and Ms. Kolling, respectively.

  The amounts for 2001 represent (a) contributions by the Bank in the amount of $2,625, $2,229 and $900 to the accounts of Messrs. McNeil and Jorgensen and Ms. Kolling under the Bank's 401(k) Plan, (b) $17,256, $10,316 and $6,617, the value of shares of Common Stock allocated to the ESOP accounts of Messrs. McNeil and Jorgensen and Ms. Kolling, respectively, based upon a market value of $15.49 per share of Common Stock on December 31, 2001 and (c) life insurance premiums in the amount of $480, $228 and $168 paid by the Company for the benefit of Messrs. McNeil and Jorgensen and Ms. Kolling, respectively.

Stock Options

OPTION/SAR GRANTS IN LAST FISCAL YEAR

        No stock options were granted during 2003 to any of the Named Officers.

AGGREGATED OPTION/SAR EXERCISES IN 2003
AND YEAR-END OPTION VALUES

Name	Shares acquired on Exercise (#)	Value realized ($)(1)	Number of securities underlying unexercised options/SARs at fiscal year-end (#) Exercisable/Unexercisable		Value of unexercised in-the-money Options/SARs at fiscal year-end ($)(2) Exercisable/Unexercisable
Michael McNeil	N/A	N/A	40,000	36,316	$511,600	$342,639
Dwain C. Jorgensen	48,452	$475,997	0	12,500	-0-	$102,000
Susan K. Kolling	9,101	$91,826	26,912	9,189	$344,204	$74,982

(1)
Represents market value of underlying securities on date of exercise less exercise price.

(2)
Represents market value of underlying securities at year end of $24.29 per share less the exercise price.

Employment Agreement and Change-In-Control Agreements

        The Bank and the Company have entered into an employment agreement with Mr. McNeil dated as of January 1, 2002. The agreement is designed to assist the Company and the Bank in maintaining stable and competent management. The employment agreement provides for an initial base salary of $200,000 but is subject to a potential annual upward adjustment based on a review of Mr. McNeil's performance by the Compensation Committee of the Board of Directors. The agreement has a three year term and on April 30, 2003 (the "Extension Date") the agreement was extended through December 31, 2005 and on each anniversary of the Extension Date thereafter, the term automatically extends for a period of twelve months in addition to the remaining term of employment, unless any party to the agreement gives contrary written notice or under certain other circumstances. The agreement will terminate upon death or disability of the employee, and Mr. McNeil may terminate his agreement upon notice to the Company or the Bank. In addition, the employment agreement may be suspended or terminated for certain regulatory reasons related to the Federal Deposit Insurance Act. In the event that Mr. McNeil terminates his employment for "Good Reason" or is terminated by the Company or Bank, other than for cause, or by reason of disability of the employee, he will continue to receive his salary and a reimbursement for the cost of premiums to maintain the same level of health insurance coverage as he was receiving before the date of termination through the remaining term of the agreement. "Good Reason" includes an uncured material breach of their employment agreement by the Company or the Bank, a relocation of Mr. McNeil or a material reduction in base salary, perquisites or benefits that is not a result of a generally applicable reduction. The employment agreement also provides, among other things, for participation in an equitable manner in employee benefits applicable to executive personnel.

        Each of Messrs. McNeil and Jorgensen and Ms. Kolling entered into a change-in-control agreement with the Bank as of March 1, 2004. These agreements are designed to assist the Company and the Bank in maintaining a stable and competent management team. The agreements expire on March 31, 2005, but they provide for an automatic extension for one year and from year to year thereafter unless notice of termination is given by either applicable party. In the event that employment with the Company or the Bank is terminated in connection with certain change of control events or the employee voluntarily terminates his employment (under certain circumstances) in connection with such events, the change-in-control agreements provide for a cash payment equal to a percentage of the employee's annual average base salary. Mr. McNeil is entitled to receive a cash payment equal to 299% of his annual average base salary. Mr. Jorgensen and Ms. Kolling are entitled to receive a cash payment equal to 200% of their annual average base salary. This amount is in addition to the payment to Mr. McNeil of his salary for the remainder of the term of his employment pursuant to his employment agreement. The change-in-control agreements also provide that the employees can participate in the health, disability and life insurance plan or program that the employees were entitled immediately prior to such termination. The amounts payable pursuant to the change-in-control agreements will be reduced by the amount of any severance pay that the employees receive from the Bank, its subsidiaries or its successors. Based on their salaries as of December 31, 2003, if the employment of Messrs. McNeil and Jorgensen and Ms. Kolling had been terminated as of December 31, 2003 under circumstances giving rise to the salary payment described above, such individuals would have been entitled to receive maximum lump-sum cash payments of approximately $576,073, $180,960 and $156,553 respectively.

Pension Plan

        The Bank's employees are included in the Financial Institutions Retirement Fund, a multi-employer comprehensive pension plan (the "Pension Plan"). This non-contributory defined benefit retirement plan covers all employees who have met minimum service requirements. Employees become 100% vested in the Pension Plan after five years of eligible service (as defined in the Pension Plan). The Bank's policy is to fund the maximum amount that can be deducted for federal income tax purposes. In 2003, a contribution in the amount of $36,014 was made to the Pension Plan. On September 1, 2002, benefits for the all of Bank's existing participants under the Pension Plan were frozen, and as a result, no additional benefits will be earned after that date. In addition, the Bank no longer offered enrollment in the Pension Plan for its employees as of September 1, 2002.

PENSION PLAN TABLE

	Years of service
Average annual compensation
	5	10	15	20	25	30	35
80,000	4,000	8,000	12,000	16,000	20,000	24,000	28,000
100,000	5,000	10,000	15,000	20,000	25,000	30,000	35,000
120,000	6,000	12,000	18,000	24,000	30,000	36,000	42,000
140,000	7,000	14,000	21,000	28,000	35,000	42,000	49,000
160,000	8,000	16,000	24,000	32,000	40,000	48,000	56,000
180,000	9,000	18,000	27,000	36,000	45,000	54,000	63,000
200,000	10,000	20,000	30,000	40,000	50,000	60,000	70,000

        The above table illustrates annual pension benefits payable upon retirement, which are not subject to offset for Social Security payments or other payments, based on various levels of compensation and years of service and assuming payment in the form of a straight-line annuity. Benefits payable under the Pension Plan are based upon 1% of the average cash remuneration for the highest five consecutive calendar years multiplied by the number of years of service of the employee. At December 31, 2003, Messrs. McNeil and Jorgensen and Ms. Kolling had approximately 4, 27 and 33 years of credited service under the Pension Plan, respectively.

Compensation Committee Report on Executive Compensation

        Compensation Policy.    The Compensation Committee of the Company has designed the compensation for the executive officers in order to attract and retain individuals who have the skills, experience and work ethic to provide a coordinated work force that will effectively and efficiently carry out the policies adopted by the Board of Directors and to manage the Company and its subsidiaries to meet the Company's mission, goals and objectives.

        To determine the compensation for the executive officers the Compensation Committee reviews (i) the financial performance of the Bank over the most recently completed fiscal year (principally return on equity, general and administrative expense, CAMELS rating, compliance rating and quality of assets) compared to results at comparable companies within the banking industry, and (ii) the responsibilities and performance of each individual executive officer and the compensation levels of such personnel with the compensation of personnel with similar responsibilities at other comparable companies within the banking industry. The Compensation Committee evaluates all factors subjectively in the sense that they do not attempt to tie any factors to a specific level of compensation.

        All employees and executive officers participate on an equal, nondiscriminatory basis in the Bank's medical insurance plan, medical reimbursement plan, childcare plan, long-term disability plan and group life insurance plan. The Bank also provides to all employees and executive officers on a nondiscriminatory basis participation in a 401(k) Plan, the ESOP, and the Pension Plan until the benefits relating to all Bank employees were frozen as of September 1, 2002. As a result of the freezing of the benefits, employees may not enroll in the Pension Plan. Nondiscretionary cash bonuses (up to a maximum of $150) are awarded annually to all employees based upon years of service, with an additional nondiscretionary cash bonus awarded to employees every five years of service.

        In addition, executive and certain other officers are also provided an opportunity to earn a bonus to be paid in cash or through the grant of options. With respect to the President, three-fourths of the bonus is determined in accordance with the Company's consolidated performance in relation to its annual budget set by the Board of Directors, and the other one-fourth is determined in relation to certain goals for the President as set forth at the beginning of the year. In 2003, the portion of the bonus awarded for achieving specified goals was awarded to the President in the amount of $25,000. Other executives and certain other officers were awarded bonuses by the President based upon the Company's consolidated performance in comparison to budgeted performance and additional goals for such officers set forth at the beginning of the year.

        Omnibus Plan And 1995 Stock Option Plan.    The Omnibus Plan and the 1995 Stock Option Plan were designed to reward Board members and executive officers for the future long term performance of the Company, based on the responsibilities of the Board and of the executive officers and other senior managers to manage the Bank and the Company. In April 1999, the Compensation Committee awarded Mr. McNeil a stock option for 50,000 shares of Common Stock of the Company under the 1995 Stock Option Plan, and in 2002, the Compensation Committee awarded Messrs. McNeil and Jorgensen and Ms. Kolling stock options for 26,316, 12,500 and 9,189 shares of Common Stock of the Company, respectively, under the Omnibus Plan. The grants of incentive stock options in 2002 were designed to reward these executive officers for sustained long term performance of the Company, and vesting of the shares underlying these options would have accelerated if the Company met certain return on equity performance goals during 2002. These equity performance goals were not met, and the vesting schedule as set forth in the footnotes of the "Option/SAR Grants in Last Fiscal Year" table will apply to the options. As part of their 2003 bonus, Messrs. McNeil and Jorgensen and Ms. Kolling received stock options in 2004 for 5,000, 3,580 and 3,780 shares of Common Stock, respectively, under the Omnibus Plan.

        Report on Executive Officer Compensation.    The President's compensation was based on the same factors as those applied to all employees and executive officers. Except for the bonus mentioned above, there were no special programs designed especially for the President or any other executive officer. In 2003, the Company's consolidated performance was in line with its annual budget and, as a result, the executive officers received 100% of the maximum potential bonus amount. As shown in the table set forth under "Security Ownership of Management and Certain Beneficial Owners" above, the President holds an interest in the Company's Common Stock. It is the philosophy of the Compensation Committee that the financial rewards and incentives for the executive officers come in large part from increases in the value of the Company's Common Stock. The Compensation Committee plans to follow the same philosophy in the compensation of the President.

THE COMPENSATION COMMITTEE

Duane D. Benson    Allan R. DeBoer    Timothy R. Geisler    Mahlon C. Schneider    Michael J. Fogarty

Stockholder Return Performance Presentation

        The following graph compares the total cumulative stockholders' return on the Company's Common Stock to the Nasdaq U.S. Stock Index ("Nasdaq-U.S."), which includes all Nasdaq traded stocks of U.S. companies, and the SNL Securities Midwest Thrift Index (the "Custom Peer Group"), which includes publicly traded financial institutions located in selected Midwestern states with assets of $500 million to $1 billion, for the period of December 31, 1998 through December 31, 2003. Those Midwestern states include Illinois, Indiana, Iowa, Kentucky, Minnesota, Missouri, Ohio and South Dakota. The graph assumes that $100 was invested on December 31, 1998 and that all dividends were reinvested.

	Period Ending
Index
	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
HMN Financial, Inc.	100.00	98.16	118.26	145.08	163.96	245.94
NASDAQ—Total US	100.00	185.95	113.19	89.65	61.67	92.90
HMN Financial Peer Group	100.00	92.63	99.66	121.61	148.50	200.55

Certain Transactions

        The Bank follows a policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer purposes. The rate charged on mortgage loans is generally equal to the then current rate offered to the general public, although certain fees are reduced or waived. The employee rate charged on consumer loans is generally 1% below the then current rate offered to the general public. At December 31, 2003, the aggregate amount of the Bank's loans to directors, executive officers, affiliates of directors or executive officers, and employees was approximately $1 million or 1.28% of the Company's stockholders' equity. All of these loans were current at December 31, 2003. All of the loans to directors and executive officers (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including collateral, as those prevailing at the time for comparable transactions with other persons, except for the employee interest rate, fee reduction or fee waiver and (c) did not involve more than the normal risk of collectibility or other unfavorable features.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF AUDITORS

        Upon the recommendation of the Audit Committee, the Board of Directors of the Company has appointed KPMG LLP, independent accountants, to be the Company's auditors for the fiscal year ending December 31, 2004 subject to ratification by the shareholders. KPMG LLP has audited the financial statements of the Company or the Bank since 1966. Representatives of KPMG LLP are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

        While it is not required to do so, the Audit Committee is submitting the appointment of that firm for ratification in order to ascertain the view of stockholders. If the stockholders do not ratify the appointment, the Audit Committee will review the appointment.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

STOCKHOLDER PROPOSALS

        In order to be eligible for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office located at 1016 Civic Center Drive N.W., Rochester, Minnesota 55901-6057, no later than November 12 2004. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

        Under the Company's Bylaws, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice received not later than 90 days in advance of such meeting (or if the Company does not publicly announce its annual meeting date 100 days in advance of the meeting date, by the close of business on the 10th day following the day on which notice of the meeting is mailed to stockholders or publicly made) by the Secretary of the Company containing the name and address of the stockholder as they appear on the Company's books, the class and number of shares owned by the stockholder, and a representation that the stockholder intends to appear in person or by proxy at the meeting. If the notice relates to a nomination for director, it must also set forth the name and address of any nominee(s), all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made, such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board, and the consent of each nominee to be named in the proxy statement and to serve. Notice of an item of business shall include a brief description of the proposed business and a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal of such business by the stockholder and any material interest of such stockholder in such business.

        The chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures. Copies of the Company's Bylaws are available from the Secretary of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act, requires the Company's directors and executive officers to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and executive officers are required by Commission regulations to furnish the Company with copies of all Section

16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's directors and executive officers, all Section 16(a) filing requirements were met for the year ended December 31, 2003.

OTHER MATTERS

        The Company anticipates furnishing its Annual Report, including financial statements, for the year ended December 31, 2003 to each stockholder with this Proxy Statement.

        The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and the Bank may solicit proxies personally or by telephone without additional compensation.

By Order of the Board of Directors

Cindy K. Hamlin Secretary
Dated: March 12, 2004

APPENDIX A

HMN FINANCIAL, INC.

AUDIT COMMITTEE CHARTER
(as of January 28, 2004)

Purpose

        There shall be an Audit Committee of the Board of Directors (the "Board") of HMN Financial, Inc. (the "Company").

        The Audit Committee's purpose is to oversee accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Committee also has oversight of the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence and the performance of the Company's internal audit function and independent auditor.

Organization

        The Audit Committee shall consist of at least three directors. The members of the Audit Committee and the Chair of the Audit Committee shall be appointed by the Board. Each director appointed to the Audit Committee shall:

          1.     satisfy the requirements of the National Association of Securities Dealers ("NASD") rules relating to Audit Committee members, including (a) the independence requirements, (b) the requirement that Audit Committee members not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and (c) the requirement that the Audit Committee members be able to read and understand financial statements, including the Company's balance sheet, income statement and cash flow statement;

          2.     satisfy the independence requirements of the Federal Deposit Insurance Corporation rules and regulations; and

          3.     satisfy the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "SEC").

        At least one member of the Audit Committee must have accounting or financial management expertise as required by the NASD rules. In addition, the Audit Committee shall endeavor to have at all times on the Audit Committee at least one member who satisfies the definition of an "audit committee financial expert" as defined by the SEC.

        Compliance with the foregoing requirements shall be determined by the Board in its business judgment and in accordance with applicable rules, regulations and standards in effect from time to time.

Responsibilities

        The Audit Committee recognizes that the preparation of the Company's financial statements and other financial information is the responsibility of the Company's management and that the auditing, or conducting reviews, of those financial statements and other financial information is the responsibility of the Company's independent auditor. The Audit Committee's responsibility is to oversee the management and the outside auditors in regard to the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

        The Company's management, and its independent auditor, in the exercise of their responsibilities, acquire greater knowledge and more detailed information about the Company and its financial affairs than members of the

Audit Committee. Consequently, the Audit Committee is not responsible for providing any expert or special assurance as to the Company's financial statements and other financial information or any professional certification as to the independent auditor's work, including without limitation its reports on and reviews of the Company's financial statements and other financial information.

Oversight of Independent Auditor

        1.     The Audit Committee shall be directly responsible, subject to stockholder ratification, for the appointment, retention, compensation, evaluation, termination and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Audit Committee shall have sole authority to approve all audit engagement fees and terms and any non-audit engagements of the independent auditor, subject to the provisions of any policy regarding pre-approval of non-audit services. The independent auditor shall report directly to the Audit Committee. The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

        2.     The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee may delegate authority to one or more members of the Audit Committee, who are independent directors of the Board, the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such member(s) shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may establish policies and procedures regarding the engagement of the independent auditor to render services to the Company, provided that the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service and the pre-approval policies and procedures do not include the delegation of the Audit Committee responsibilities to management. If pre-approval policies and procedures are adopted, the Company may engage the independent auditor to perform services consistent with the policies and procedures. When pre-approving non-audit services, the Audit Committee should consider whether the provision of the non-audit services by the independent auditor is compatible with maintaining the independent auditor's independence.

Authority to Engage Independent Advisors

        The Audit Committee shall have the authority to retain independent counsel and other legal, accounting or other advisors as it determines necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation to any advisors employed by the Audit Committee.

Responsibility for Financial Statement and Disclosure Matters

        The Audit Committee, to the extent it deems necessary or appropriate, shall:

          1.     Review and discuss with management and the independent auditor the Company's annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

          2.     Review and discuss with management and the independent auditor the Company's quarterly financial statements, including disclosures made in management's discussion and analysis, prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements. The review and discussion should include any matters identified by the independent auditor pursuant to Statement on Auditing Standards No. 71 regarding the Company's interim financial statements.

          3.     Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

          4.     Review and discuss quarterly reports from the independent auditor on:

      (a)
      all critical accounting policies and practices to be used,

      (b)
      all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and

      (c)
      other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

          5.     Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

          6.     Review and consider the matters required to be discussed by Statement on Auditing Standards No. 61 with the independent auditor and management relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

          7.     Receive information from the Company's management about any significant deficiencies or material weaknesses in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

Oversight of the Company's Relationship with the Independent Auditor

        1.     Review and evaluate the lead partner of the independent audit team.

        2.     Obtain and review a report from the independent auditor at least annually regarding:

    (a)
    the independent auditor's internal quality-control procedures,

    (b)
    any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,

    (c)
    any steps taken to deal with any such issues, and

    (d)
    all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1.

Actively engage in a dialogue with the independent auditor regarding any disclosed relationships or services that may impact the objectivity and independence of the independent auditor. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

        3.     Ensure the rotation of the audit partner, lead partner and concurring partner of the independent auditor as required by law.

        4.     Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company in order to ensure the independence of the independent auditor under the SEC rules.

        5.     Confirm that the none of the audit partners earn or receive compensation based on procuring engagements with the Company for providing products or services, other than audit review or attest services.

        6.     Discuss with the national office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

        7.     Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company's Internal Audit Function

        1.     Review the appointment and replacement of the senior internal auditing executive.

        2.     Review the significant reports to management prepared by the internal auditing department and management's responses.

        3.     Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

        1.     Obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A(b) of the Exchange Act.

        2.     Administer and oversee, to the extent directed by the Board, any codes of ethics or business conduct adopted by the Company.

        3.     Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        4.     Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

        5.     The Audit Committee shall prepare an audit committee report as required by the rules of the SEC to be included in the Company's annual proxy statement.

Evaluation.

        The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

Meetings

        The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall report regularly to the Board through presentations at Board meetings or by submission of the minutes of the Audit Committee meetings to the Board. In addition to funding for the specific purposes described above, the Company shall provide appropriate funding, as determined by the Audit Committee, for ordinary administrative expenses that are necessary for the Audit Committee to carry out its duties.

Appendix B

HMN Financial, Inc.
Governance and Nominating Committee Charter
Adopted on January 28, 2004

1.     Purposes

        The purposes of the Governance and Nominating Committee (the "Committee") of the board of directors (the "Board") of HMN Financial, Inc. (the "Company") are to (a) oversee corporate governance matters; (b) approve director-nominees to be considered for election by shareholders and for election by the Board to fill any vacancy or newly created directorship; (c) make recommendations to the Board concerning the appropriate size and composition of the Board and each Board committee, and the establishment of new Board committees; (d) develop and administer a Board and committee evaluation process; and (e) develop and implement director orientation and continuing education policies.

2.     Organization and Composition

        The Committee shall consist of at least three directors appointed by, and serving at the discretion of, the Board, all of whom shall satisfy the applicable independence listing standards of the NASDAQ Stock Market and shall have no relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment.

        The Board shall designate one member of the Committee to serve as Chairman of the Committee. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate.

3.     Principal Responsibilities

        The principal responsibilities of the Committee shall be to:

  (a)
  develop and recommend to the Board for approval a set of corporate governance principles applicable to the Company and review the guidelines at least annually and recommend changes as necessary;

  (b)
  advise the Board on corporate governance matters;

  (c)
  develop and recommend to the Board for approval criteria for the selection of candidates to serve on the Board (such as independence, experience relevant to the needs of the Company, leadership qualities, and ability to represent Company shareholders);

  (d)
  establish procedures for shareholders to submit potential candidates for election to the Board;

  (e)
  establish procedures for the identification and evaluation of candidates for the Board, including any candidates recommended by shareholders;

  (f)
  review and evaluate potential candidates for election to the Board, including incumbent directors and director candidates properly submitted by shareholders, and comply with any requirements of the Securities and Exchange Commission to consider such candidates;

  (g)
  select and approve all nominees for Board membership, whether for the slate of director nominees to be presented for shareholder approval at the Company's annual meeting of shareholders or any director nominees to be elected by the Board to fill any interim director vacancy or newly created directorship;

  (h)
  make recommendations as necessary regarding changes in the size and composition of the Board and each Board committee;

B-1

  (i)
  make recommendations as necessary regarding the establishment of new Board committees (including ad-hoc committees);

  (j)
  select and recommend to the Board potential director candidates for each Board committee;

  (k)
  develop, make recommendations to the Board and administer an annual Board and committee evaluation process, including determining the appropriate evaluation form(s) and procedures to be used;

  (l)
  establish director orientation and continuing education policies;

  (m)
  review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval;

  (n)
  undertake such other responsibilities as may be delegated by the Board to the Committee from time to time; and

  (o)
  take any and all other actions as may be required by the federal securities laws or other applicable laws or regulations regarding the nomination of directors.

4.     Outside Advisers and Search Firms

        The Committee shall have the authority to retain such outside counsel, experts, and other advisers (including search firms to identify director candidates) as it determines appropriate to assist it in the full performance of its functions.

5.     Meetings

        The Committee shall meet as often as it deems necessary or appropriate. All meetings of the Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof, and written minutes of each meeting shall be duly filed in the Company's corporate records. A majority of the members of the Committee shall constitute a quorum of the Committee.

B-2

HMN FINANCIAL, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 27, 2004
10:00 a.m.

Rochester Golf & Country Club
3100 W. Country Club Road
Rochester, Minnesota

HMN Financial, Inc. 1016 Civic Center Drive N.W. Rochester, Minnesota 55901-6057	proxy

This Proxy is solicited by the Board of Directors for use at the Annual Meeting on Tuesday, April 27, 2004.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the Proxy will be voted "FOR" Items 1 and 2.

By signing the Proxy, you revoke all prior proxies and appoint Michael McNeil and Jon J. Eberle, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions

COMPANY #

There are two ways to vote your Proxy

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on April 26, 2004.

•
Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the Voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to HMN Financial, Inc., c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone, please do not mail your Proxy Card

- Please detach here -

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors:	01 Michael J. Fogarty 02 Susan K. Kolling	03 Malcolm W. McDonald	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	The ratification of the appointment of KPMG LLP as the auditors of the Company for the fiscal year ending December 31, 2004.	☐	For	☐	Against	☐	Abstain
3.	In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting, or any adjournments or postponements thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box ☐ Indicate changes below:		Date

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

PROXY STATEMENT
PROPOSAL I—ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN 2003 AND YEAR-END OPTION VALUES
PENSION PLAN TABLE
PROPOSAL II—RATIFICATION OF APPOINTMENT OF AUDITORS
STOCKHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
HMN FINANCIAL, INC. AUDIT COMMITTEE CHARTER (as of January 28, 2004)
HMN Financial, Inc. Governance and Nominating Committee Charter Adopted on January 28, 2004